                    SCHEDULE 14A INFORMATION

        Proxy Statement Pursuant to Section 14(a) of the
                Securities Exchange Act of 1934

     Filed by the registrant  x

     Filed by a party other than the registrant  o

     Check the appropriate box:
     o    Preliminary Proxy Statement
     o    Confidential, for Use of the Commission
          Only (as permitted by Rule 14a-6(e)(2))
     x    Definitive Proxy Statement
     o    Definitive Additional Materials
     o Soliciting Material Pursuant to o Rule 240.14a-11(c) or o Rule 240.14a-12

        (Name of Registrant as Specified in Its Charter)

                       Ault Incorporated

(Name of Person(s) Filing Proxy Statement, if other than the Reg istrant)

Payment of Filing Fee (Check the appropriate box):

     x    No fee required

     o    Fee computed on table below per Exchange Act Rules 14a-
          6(i)(1) and 0-11.

          (1)  Title   of  each  class  of  securities  to  which
               transaction applies:
          (2)  Aggregate   number   of   securities   to    which
               transactions applies:
          (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11. (Set forth the amount on which the filing fee is calculated and state how it was determined.)
          (4)  Proposed maximum aggregate value of transaction:
          (5)  Total fee paid:

     o    Fee paid previously with preliminary materials.

     o Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          (1)  Amount previously paid:
          (2)  Form, Schedule or Registration Statement No.:
          (3)  Filing party:
          (4)  Date filed:





<PAGAE>

                        January 10, 1997


Dear Shareholder:

     The Board of Directors of Ault Incorporated has scheduled a special meeting of shareholders to be held on Tuesday, February 11, 1997 at the offices of the Company at 7300 Boone Avenue North, Brooklyn Park, Minnesota. The formal Notice of the meeting and Proxy Statement appear on the following pages. The Board is holding this Special Shareholders Meeting for two purposes:

     1. To seek shareholder approval for an increase in the number of common shares the Company is authorized to issue from 5,000,000 shares to 10,000,000 shares;

     2. To seek shareholder ratification and approval for the Company's 1996 Employee Stock Purchase Savings Plan.

Detailed information regarding each of these proposals is set forth in the Proxy Statement.

          The Board believes it is in the best interest
          of  the  Company to seek shareholder approval
          of  these matters at this time rather then to
          delay action until the next annual meeting of
          shareholders  which  will  not  occur   until
          approximately October 1, 1997.

     If you are unable to attend this meeting, you can be assured that your shares will be represented at the meeting if you complete and return the enclosed proxy card in the envelope provided as soon as possible.

                    Cordially,


                    Frederick M. Green
                    Chairman  of  the  Board and Chief  Executive
                    Officer

                       AULT INCORPORATED

           NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                       February 11, 1997

To the Shareholders of Ault Incorporated:

     Notice is hereby given that a Special Meeting of the Shareholders of Ault Incorporated will be held Tuesday, February 11, 1997 at the offices of the Company, 7300 Boone Avenue North, Brooklyn Park, Minnesota 55428. The meeting will convene at 3:00 p.m., Central Standard Time, for the following purposes:

     1. To consider and vote upon a proposal to amend the Company's Restated Articles of Incorporation to increase the authorized number of common shares from 5,000,000 common shares to 10,000,000 common shares.

     2. To consider and act upon a proposal to ratify and approve the Company's 1996 Employee Stock Purchase Savings Plan which provides for the issuance of up to 100,000 common shares pursuant to the terms of the Plan.

     3. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

     The Board of Directors has fixed the close of business on January 3, 1997 as the record date for the determination of shareholders entitled to notice of and to vote at the meeting.

                              By Order of the Board of Directors,


                              Richard A. Primuth, Secretary

Minneapolis, Minnesota
January 10, 1997


          TO ASSURE YOUR REPRESENTATION AT THE MEETING,
          PLEASE SIGN, DATE AND RETURN YOUR PROXY IN
          THE ENCLOSED ENVELOPE, WHETHER OR NOT YOU
          EXPECT TO ATTEND IN PERSON.  SHAREHOLDERS WHO
          ATTEND THE MEETING MAY REVOKE THEIR PROXIES
          AND VOTE IN PERSON IF THEY SO DESIRE.

                       AULT INCORPORATED


                        PROXY STATEMENT



     This Proxy Statement is furnished to the shareholders of Ault Incorporated (the "Company") in connection with the solicitation of proxies by the Board of Directors of the Company to be voted at a Special Meeting of Shareholders to be held on February 11, 1997, or any adjournment or adjournments thereof. The cost of this solicitation will be borne by the Company. In addition to solicitation by mail, officers, directors and employees of the Company may solicit proxies by telephone, telegraph or in person. The Company may also request banks and brokers to solicit their customers who have a beneficial interest in the Company's Common Stock registered in the names of nominees and will reimburse such banks and brokers for their reasonable out-of-pocket expenses.

     Any proxy may be revoked at any time before it is voted by written notice to the Secretary, by receipt of a proxy properly signed and dated subsequent to an earlier proxy, or by revocation of a written proxy by request in person at the Special Meeting; but if not revoked, the shares represented by such proxy will be voted. The mailing of this Proxy Statement to shareholders of the Company will commence on or about January 10, 1997. The Company's corporate offices are located at 7300 Boone Avenue North, Brooklyn Park, Minnesota 55428 and its telephone number is
(612) 493-1900.

     Only shareholders of record at the close of business on January 3, 1997 will be entitled to vote at the Special Meeting. The Company has outstanding only one class of stock, no par value Common Shares, of which 3,985,776 shares were issued and outstanding and entitled to vote as of January 3, 1997. Each share is entitled to one vote. The presence in person or by proxy of the holders of a majority of the common shares entitled to vote at the Special Meeting of Shareholders constitutes a quorum for the transaction of business. The shares represented by the enclosed proxy will be voted if the proxy is properly signed and received prior to the meeting.

     Under Minnesota law, each item of business properly presented at a meeting of shareholders generally must be approved by the affirmative vote of the holders of a majority of the voting power of the shares present, in person or by proxy, and entitled to vote on that item of business. However, if the shares present and entitled to vote on that item of business would not constitute a quorum for the transaction of business at the meeting, then the item must be approved by a majority of the voting power of the minimum number of shares that would constitute such a quorum. Votes cast by proxy or in person at the Special Meeting of Shareholders will be tabulated to determine whether or not a quorum is present. Abstentions will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum and in tabulating votes cast on proposals presented to shareholders for a vote, but as unvoted for purposes of determining the approval of the matter from which the shareholder abstains. Consequently, an abstention will have the same effect as a negative vote. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter.


1.  PROPOSAL TO INCREASE THE COMPANY'S AUTHORIZED NUMBER OF
COMMON SHARES

     The Board of Directors has approved an amendment to the Company's Restated Articles of Incorporation which would increase the number of common shares the Company is authorized to issue from 5,000,000 common shares to 10,000,000 common shares. The Board believes adoption of this amendment is in the best interests of the shareholders and recommends that shareholders vote in favor of this proposal.

     The  Board  of  Directors is proposing an  increase  in  the
Company's  authorized  shares because substantially  all  of  the
5,000,000 currently authorized common shares are either outstanding or reserved for issuance pursuant to options or warrants. At January 3, 1997, 3,985,776 common shares were issued and outstanding. In addition, 444,250 common shares were reserved for future issuance under the Company's 1986 Stock Option Plan and 112,000 shares are reserved for issuance under warrants issued to underwriters in connection with the Company's recent public offering.

     The Company has no present plans, understandings or agreements for the issuance or use of the proposed additional common shares except to continue its regular practice of granting options to key employees under stock option plans. However, the Board of Directors believes the Company needs additional authorized shares to provide the Company with the flexibility, as the need arises, to use common shares, or securities convertible into common shares, in the event of any future public offerings, significant acquisitions, stock dividends, stock option plans and for other purposes. Such activities would require more common shares than are available currently.

     The newly authorized common shares would be identical to the existing authorized common shares in all respects. Holders of common shares are entitled to one vote per share. Cumulative voting in the election of directors is not permitted. Holders of common shares have no conversion rights and or preemptive or other rights to subscribe for additional securities. Upon liquidation of the Company, the holders of common shares will be entitled to share ratably in all assets available for distribution after the payment or provision for payment of all debts and liabilities and subject to the rights of the holders of preferred stock, if any, which may be outstanding. Each common share is entitled to such dividends as may from time to time be declared by the Board of Directors out of funds legally available therefor.

     In addition to the common shares, the Company's Restated Articles of Incorporation currently authorize the issuance of 1,000,000 preferred shares, par value $1.00 per share Although none of the preferred shares are currently outstanding, approximately 40,000 preferred shares are reserved for issuance under the Company's shareholders rights plan adopted on February 13, 1996. Pursuant to the shareholder rights plan, each share of common stock has one preferred stock purchase right attached (the "Right") which entitles the holder to buy one one hundredth of one share of the Company Series A Junior Participating Preferred stock at an initial exercise price of $36.00 (subject to adjustment). The Rights will become exercisable only if, with certain exceptions, a person becomes a "acquiring person" by acquiring 15% or more of the outstanding common stock or announcing a tender offer with respect to 15% or more of the Company's common stock. If the Rights become exercisable, a holder generally will be entitled to purchase for the exercise price of $36.00 that number of shares of Common Stock having then current market value of $72.00. If the Company is acquired in a merger or other business combination transaction, each Right will entitle its holder to purchase, at the Right's exercise price, the number of shares of the acquiring company's common stock having a then current market value of twice the Right's exercise price. The existence of the rights plan, accordingly, has the effect of discouraging tender offers or other acquisition proposals not approved by the Company's Board of Directors. Apart from the rights plan, although the Board of Directors has no present plan to do so, authorized and unissued common shares and preferred stock could be issued in one or more transactions with terms, provisions and rights which would make it more difficult, and less likely, to take over the Company. Any such issuance of additional shares could have the effect of diluting the earnings per share and book value per share of existing shares of common shares, and such additional shares could be used to dilute the share ownership of persons seeking to obtain control of the Company.

     The resolution to be considered and acted upon by the shareholders at the Special Meeting is as follows:

          RESOLVED,  that the first sentence of  Section  1.
          Authorized  Shares under Article Three  -  Capital
          Stock of the Restated Articles of Incorporation of the Company be amended to read as follows:

               "1.   Authorized Shares.  The  aggregate
          number   of   shares  of  stock  which   this
          corporation shall have the authority to issue
          is Eleven Million (11,000,000) shares divided
          into  Ten Million (10,000,000) common  shares
          and   One   Million   (1,000,000)   Preferred
          Shares."

Recommendation of Board of Directors

     THE COMPANY'S BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE
PROPOSED INCREASE IN THE NUMBER OF AUTHORIZED COMMON SHARES.


2.  PROPOSAL TO ADOPT THE 1996 EMPLOYEE STOCK PURCHASE SAVINGS  P
LAN

General Information

     On February 13, 1996, the Board of Directors approved the Ault Incorporated 1996 Employee Stock Purchase Savings Plan (the "Purchase Plan"). The Board of Directors adopted the Purchase Plan to encourage stock ownership by all employees of the Company and provide an incentive to employees to remain in employment, improve operations, increase profits, and contribute more significantly to the Company's success. The Purchase Plan authorizes the purchase of shares of the Company's common stock pursuant to a systematic payroll deduction program more fully described below.

Summary of Purchase Plan

     The following is a brief summary of the provisions of the Purchase Plan and reference is made to the complete text of the Purchase Plan, which is set forth in Exhibit A hereto.

     A maximum of 100,000 common shares may be issued under the Purchase Plan. The Purchase Plan will be administered by a Committee consisting of not less than two members who are appointed by the Board of Directors. Each member of such Committee will be either a director, officer or an employee of the Company.

     The Purchase Plan commenced on March 10, 1996 and will be carried out in successive phases of up to one year each. Eligible employees do not pay any consideration to the Company in order to receive the options. Based upon participation initiated in March 1996, options to acquire approximately 12,000 shares are outstanding under the first phase of the plan.

     Any employee, including an officer of the Company, who is customarily employed or is expected to be customarily employed twenty (20) hours or more per week by the Company is eligible to participate in the Purchase Plan.

     Eligible employees elect to participate in the Purchase Plan by completing payroll deduction authorization forms prior to the Commencement Date of any phase of the Purchase Plan. Payroll deductions are limited to 10% of a Participant's base pay for the term of the phase of the Purchase Plan.

     As of the Commencement Date of any phase of the Purchase Plan, an eligible employee who elects to participate in the Purchase Plan is granted an option for as many full shares as he or she will be able to purchase pursuant to the payroll deduction procedure. The option price for employees who participate on the Commencement Date of any phase of the Purchase Plan is the lower of: (1) 85% of the fair market value of the share on the Commencement Date of that phase of the Purchase Plan, or (ii) 85% of the fair market value of the shares of the Termination Date of that phase of the Purchase Plan.

     Exercise of the option occurs automatically on the Termination Date of the phase of the Purchase Plan, unless a Participant gives written notice prior to such date as to an election not to exercise. A Participant may, at any time during the term of the Purchase Plan, give notice that he or she does not wish to continue to participate, and all amounts withheld will be refunded with interest.

     The Company considers the Purchase Plan to conform to the provisions of Section 423 of the Internal Revenue Code. Under the Internal Revenue Code, as amended to date, no income will result to a grantee of an option upon the granting or exercise of an option, and no deduction will be allowed to the Company. The gain, if any, resulting from a disposition of the shares received by a Participant, will be reported according to the provisions of
Section 423, Internal Revenue Code of 1954, as amended, and will be taxed in part as ordinary income and in part as capital gain.

     The  Board  of Directors may at any time amend the  Purchase
Plan, except that no amendment may make changes in option already
granted   which  would  adversely  affect  the  rights   of   any
Participant.

Registration With the SEC

     The  Company  has  filed  with the Securities  and  Exchange
Commission, pursuant to the Securities Act of 1933, as amended, a registration  statement  covering the  offering  of  the  100,000 shares of common stock under the Purchase Plan.

Vote Required

     Shareholder approval of the Purchase Plan requires the affirmative vote of the holders of a majority of the shares of common stock represented at the meeting and entitled to vote.

Recommendation of Board of Directors

     THE  BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL  OF
THE EMPLOYEE STOCK PURCHASE SAVINGS PLAN.


                     SHAREHOLDERS PROPOSALS

     The proxy rules of the Securities and Exchange Commission permit shareholders of a Company, after timely notice to the
Company, to present proposals for shareholder action in the Company's proxy statements where such proposals are consistent with applicable law, pertain to matters appropriate for shareholder action and are not properly omitted by Company action in accordance with the proxy rules. The Ault Incorporated 1997 Annual Meeting of Shareholders is expected to be held on or about September 30, 1997 and proxy materials in connection with that meeting are expected to be mailed on or about August 25, 1997. Shareholder proposals related to the 1997 Annual Meeting prepared in accordance with the proxy rules must be received by the Company on or before May 30, 1997.


                         OTHER MATTERS

     The management knows of no other matters which will be presented at the Special Meeting. If any other matters arise at the meeting it is intended that the shares represented by the proxies in the accompanying form will be voted in accordance with the judgment of the persons named in the proxy.

                              By Order of the Board of Directors,


                              Richard A.Primuth, Corporate Secretary


                                                        EXHIBIT A

                       AULT INCORPORATED

           1996 Employee Stock Purchase Savings Plan

                           Article I

                            Purpose

     The purpose of the 1996 Employee Stock Purchase Savings Plan is to provide a greater community of interest between Ault Incorporated shareholders and its employees, and to encourage and facilitate purchases of shares of common stock in the Company by its employees. It is believed the Plan will encourage employees to remain in the employ of the Company and will provide them with further incentive to improve operations, increase profits and contribute more significantly to the Company's success and will also permit the Company to compete with other corporations offering similar plans in obtaining and retaining the services of competent employees. It is intended that options issued pursuant to this Plan shall constitute options issued pursuant to an "Employee Stock Purchase Plan" within the meaning of Section 423 of the Internal Revenue Code of 1986, as amended.

                           Article II

                          Definitions

     A.    "Plan" means the 1996 Ault Incorporated Employee Stock
Purchase Savings Plan.

     B. "Board of Directors" means the Board of Directors of Ault Incorporated.

     C. "Code" means the Internal Revenue Code of 1986, as amended.

     D.    "Company"  means Ault Incorporated,  and  any  of  its
subsidiaries  (as that term is defined by Section 424(f)  of  the
Code) to which Ault Incorporated and such respective subsidiaries, by action of their boards of directors, shall make this Plan applicable.

     E. "Employee" means any person, including an officer, who is customarily employed or is expected to be customarily employed twenty (20) hours or more per week by the Company.

     F. "Eligible Employee" means an Employee of the Company who is eligible for participation in the Plan in accordance with
Article IV.

     G. "Participant" means an Eligible Employee who has elected to participate in the Plan in accordance with Article V.

     H.   "Committee" means the committee provided for in Article
XI.

     I. The "Effective Date" of the Plan means March 10, 1996 or a date established by the Committee not to exceed fourteen days following registration of the options and shares reserved pursuant to the Plan with the United States Securities and Exchange Commission.

     J. The "Commencement Date" of a Phase (as defined herein) shall be determined and defined as provided in Article III, Section B herein.

     K. "Base Pay" means regular straight time earnings annualized as of the date of Commencement Date of a Phase, excluding payments, if any, for overtime, incentive compensation, commissions, disability payments, bonuses and any other similar, special remuneration.

     L. "Termination Date" shall mean a date set by the Committee which is at least 358 days after but no more than 365 days after the Commencement Date of a particular Phase of the Plan provided that the Committee may elect to accelerate the Termination Date of any Phase effective on the date specified by the Committee in the event of (i) any consolidation or merger in which Ault Incorporated is not the surviving corporation or pursuant to which shares of Ault Incorporated would be converted into cash, securities or other property; (ii) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company; (iii) any plan of liquidation or dissolution of Ault Incorporated; (iv) any event or transaction which would cause Ault Incorporated shares to cease to be quoted on the NASDAQ Automated Quotation System.

     M. "Shares" shall mean common shares of Ault Incorporated of no par value, subject to adjustments which may be made in accordance with Articles XVI and XVII.

                          Article III

                  Term and Phases of the Plan

     A.    The Plan will commence on the Effective Date and  will
terminate ten (10) years and six months thereafter, except that any Phase (as hereinafter defined) commenced prior to such termination shall, if necessary, be allowed to continue beyond such termination until completion. Notwithstanding the foregoing, this Plan shall be considered of no force or effect and any options granted shall be null and void unless the holders of a majority of shares of the common stock of the Company, represented at a meeting in person or by proxy, approve the Plan within twelve (12) months before or after the date of its adoption by the Board of Directors.

     B. The Plan shall be carried out in one or more phases (each herein a "Phase"), each Phase being for a period of one year. No Phase shall run concurrently with any other phase, but a Phase may commence immediately after the termination of the preceding Phase. The commencement of each Phase (the "Commencement Date") shall be determined by the Committee, provided that the Commencement Date of the first Phase shall be within twelve (12) months before or after the date of approval of the Plan by the shareholders of the Company. In the event all of the stock reserved for grant of options hereunder is issued pursuant to the terms hereof prior to the Commencement Date of one or more Phases scheduled by the Committee or the number of shares remaining is so small, in the opinion of the Committee, as to render administration of any succeeding Phase impracticable, such Phase or Phases shall be canceled. Phases shall be numbered successively as Phase 1, Phase 2, Phase 3, etc.



                           Article IV

                          Eligibility

     A. Any Employee of the Company who has completed at least one month of continuous service on or prior to the Commencement Date of a Phase of the Plan shall be eligible to participate in the Plan, subject to the limitations imposed by Section 423 of the Code.

     B. Any Employee who is a member of the Board of Directors of the Company shall be eligible to participate in the Plan.

     C. Notwithstanding any provision of the Plan to the contrary, no Employee shall be granted an option:

          1. if such Employee, immediately after the option is granted, owns shares possessing five percent (5%) or more of the total combined voting power or value of all classes of shares of the Company or a parent or a subsidiary of the Company. For purposes of determining share ownership, the rules of Section 424(d) of the Code shall apply, and shares which the Employee may purchase under outstanding options shall be treated as shares owned by the Employee;

          2. which permits the Employee to purchase shares under such plans of the Company or a subsidiary of the Company to accrue at a rate which exceeds $25,000 of the fair market value of such shares (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time. The term "accrue" shall be interpreted as in Section 423(b)(8) of the Code;

          3. which can be exercised after the expiration of twenty-seven months from the date the option is granted.

                           Article V

                         Participation

     A. An Eligible Employee may elect to enroll as, and become a Participant in, any Phase of the Plan by completing a payroll deduction authorization on the form provided by the Company and filing it the personnel office prior to or on the date the phase commences.

     B. Payroll deductions for a Participant shall commence on the first payday after the Commencement Date of the Phase for which  the  Eligible Employee has enrolled and shall end  on  the last payday immediately prior to or coinciding with the Termination Date of the particular Phase, unless sooner terminated by the Participant as provided in Article IX or as otherwise provided herein.

     C. A Participant who ceases to be an Eligible Employee, although still employed by the Company, thereupon shall be deemed to discontinue his or her participation in the Plan, and he or she shall have the rights provided in Article IX.

     D.   Participation in the Plan shall be voluntary.

                           Article VI

                       Payroll Deductions

     A. Upon enrollment, a Participant shall elect to make contributions to the Plan by payroll deductions (in full dollar amounts calculated to be as uniform as practicable throughout the period of the Phase), in the aggregate amount not in excess of the sum of 10% of such Participant's Base Pay for the term of the Phase, as determined on the basis of his or her annual or annualized Base Pay at the Commencement Date of the Phase. The minimum authorized payroll deduction must aggregate to not less than $10 per month.

     B. All payroll deductions made for Participants shall be credited to their accounts under the Plan. The Participant may not make any separate cash payments into such account.

     C.    A Participant may discontinue his or her participation
in   the  Phase  and  terminate  his  or  her  payroll  deduction authorized at any time as provided in Article IX.

     D. A Participant may reduce the amount of his or her payroll deduction by completing an amended payroll deduction authorization on the form provided and filing it with his or her personnel office, but no change can be made during a Phase of the Plan which would either change the time or increase the rate of his or her payroll deductions.

     E. In the event that the Participant's compensation for any pay period is terminated or reduced from the compensation rate for such a period as of the Commencement Date of the Phase for any reason so that the amount actually withheld on behalf of the Participant as of the termination date of the Phase is less than the amount anticipated to be withheld over the Phase year as determined on the Commencement Date of the Phase, then the extent to which the Participant may exercise his option shall be based on the amount actually withheld on his behalf. In the event of a change in the pay period of any Participant, such as from bi-weekly to monthly, an appropriate adjustment shall be made to the deduction in each new pay period so as to ensure the deduction of the proper amount authorized by the Participant.

                          Article VII

                Terms and Conditions of Options

     A. Stock options granted pursuant to the Plan may be evidenced by agreements in such form as the Committee shall approve, provided that all Employees shall have the same rights and privileges and provided further that such options shall comply with and be subject to the following terms and conditions. The Committee may conclude that agreements are not necessary.

     B. As of the Commencement Date of a Phase when a Participant's payroll deduction authorization becomes effective, the Participant shall be granted an option for as many full shares as he or she will be able to purchase with the payroll deductions credited to his or her account during his or her participation in the Phase, subject to the limitations of Article
X. The maximum number of shares subject to purchase by a Participant shall equal the total amount credited to the Participant's account under Section VI hereof divided by the option price set forth in Section VII, Paragraph C.1 hereof.

     C. The option price of shares purchased with payroll deductions for an Employee who becomes a Participant as of the Commencement Date of a Phase shall be the lower of:

          1. 85% of the fair market value of the shares on the date the Phase commences; or,

          2. 85% of the fair market value of the shares on the Termination Date of the Phase.

     D. The fair market value of the shares shall be determined by the Committee for each valuation date in a manner consistent with Section 423 of the Code.

                          Article VIII

                       Exercise of Option

     A. Unless a Participant gives written notice to the Company as provided in Article IX, his or her option for the purchase of shares will be exercised automatically for him or her as of the Termination Date of the Phase for the purchase of the number of full shares which the accumulated payroll deductions in his or her account at that time will purchase at the applicable option price; but in no event shall the number of full shares be greater than the number of full shares to which the Participant would have been eligible to receive when he or she first became a Participant under the Phase if he or she had elected a payroll deduction rate of 10% of his or her then annual or annualized Base Pay and as if the option price were solely based under Paragraph C.1 of Article VII.

     B. By written notice to the Company within the period commencing three (3) months prior to and ending on the business day immediately preceding the Termination Date of the Phase and after delivery to the Participant of a prospectus covering the shares to be issued under the Plan, a Participant may elect, effective as of the Termination Date, to:

          1. withdraw all the accumulated payroll deductions in his or her account at the time, with interest; or, after receipt of a prospectus as set forth above,

          2. exercise his or her option for a specified number of full shares less than the number of full shares which the accumulated payroll deductions in his or her account will purchase at the applicable option price and withdraw the balance in his or her account without interest; but in no event shall the number of full shares be greater than the number of full shares to which a Participant would have been eligible to receive when he or she first became a
     Participant under the Phase if he or she had elected a payroll deduction rate of 10% of his or her then annual or annualized Base Pay and as if the option price were solely based under Paragraph C.1 of Article VII.

     C. Notwithstanding the provisions of Paragraphs A and B above, if a Participant files reports pursuant to Section 16 of the Securities Exchange Act of 1934 (at the Commencement Date of a Phase or becomes obligated to file such reports during a Phase) then such a Participant shall not have the right to withdraw all or a portion of the accumulated payroll deductions except in accordance with Article IX, Paragraphs A and B.

                           Article IX

                Death, Withdrawal or Termination

     A. In the event of death of a Participant, the person or persons specified in Article XVIII may give notice to the Company within sixty (60) days of the death of the Participant electing to purchase the number of full shares which the accumulated payroll deductions in the account of such deceased Participant will purchase under the option at the applicable option price specified in Paragraph C of Article VII and have the balance in the account distributed in cash without interest. If no such notice is received by the Company within said sixty (60) days, the accumulated payroll deductions will be distributed in cash plus interest.

     B. Upon termination of the Participant's employment for any reason other than the death of the Participant, the payroll deductions credited to his or her account, plus interest, shall be returned to him or her.

     C.    Except  for a Participant governed by Paragraph  C  of
Article VIII, a Participant may withdraw payroll deductions credited to his or her account under the Plan at any time by giving written notice to the Company. All of the Participant's payroll deductions credited to his or her account, plus interest, shall be paid to him or her promptly after receipt of his or her notice of withdrawal and no further payroll deductions shall be made from his or her compensation.

                           Article X

                      Shares Under Option

     A. The shares to be sold to a Participant under the Plan may, at the election of the Company, be either treasury shares or shares originally issued for such purpose. The maximum number of shares which shall be made available for purchase under the Plan shall be 100,000 shares, subject to adjustment upon changes in capitalization of the Company as provided in Articles XVI and
XVII. Shares subject to the unexercised portion of any lapsed or expired option may again be subject to option under the plan. If the total number of shares for which options are to be granted on any date in accordance with Article VII exceeds the number of shares then available under the Plan (after deduction of all shares for which options have been exercised or are then outstanding), the Committee shall make a pro rata allocation of the shares remaining available in as nearly a uniform manner as shall be practicable and as it shall determine to be equitable. In such event, payroll deductions to be made shall be reduced accordingly and the Committee shall give written notice of such reduction to each Participant affected thereby.

     B. As promptly as practicable after the Termination Date of a Phase, the Company shall deliver to each Participant the full shares purchased under exercise of his or her option, together with a cash payment equal to the balance (without interest) of any payroll deductions credited to his or her account which were not used for the purchase of shares.

     C. The Participant will have no interest in shares covered by his or her option until such option has been exercised.

                           Article XI

                         Administration

     A.     The   Plan  shall  be  administered  by  a  Committee
consisting of not less than two (2) members who shall be appointed by the Board of Directors of the Company. If the Board of Directors has established a Compensation Committee, such Compensation Committee shall be the "Committee" hereunder. Each member of such Committee shall be either a director, an officer or an employee of the Company.

     B. The Committee shall be vested with full authority to make, administer, and interpret such rules and regulations as it deems necessary to administer the Plan, and any such determina tion, decision or action of such Committee with respect to any action in connection with the construction, interpretation, administration or application of the Plan shall be final, conclusive and binding on the Company and on all Participants and any and all other persons claiming under or through any Participant, unless otherwise determined by the Board of Directors. All determinations of the Committee shall be made by a majority of its members. Any decision which is made in writing and signed by a majority of the members of the Committee shall be effective as fully as though made by a majority vote at a meeting duly called and held.

     C. The determinations of the Committee shall be made in accordance with its judgment as to the best interests of the Company, its employees and its shareholders and in accordance with the purposes of the Plan; provided, however, that the provisions of the Plan shall at all times be construed in a manner consistent with the requirements of Section 423 of the Internal Revenue Code, as amended.

     D. The Company shall pay all expenses of administering the Plan. No member of the Board of Directors or the Committee shall be personally liable for any action or determination made in good faith with respect to the Plan or any option granted under it.

                          Article XII

                     Amendment of the Plan

     The Board of Directors of the Company may at any time amend the Plan, except that no amendment may make any change in any option theretofore granted which would adversely affect the rights of any Participant, and no amendment shall be made without prior approval of the shareholders of the Company if such amendment would require sale of more shares than are authorized under Article X of the Plan.

                          Article XIII

                      Non-transferability

     Neither payroll deductions credited to a Participant's account nor any rights with regard to the exercise of an option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way by the Participant and any such attempted assignment, transfer, pledge or other disposition shall be null and void and without effect, but the Company may treat such act as an election to withdraw funds in accordance with Article IX.

                          Article XIV

                          Use of Funds

     All payroll deductions received or held by the Company under this Plan may be used by the Company for any corporate purposes and the Company shall not be obligated to segregate such payroll deductions.

                           Article XV

                            Interest

     In any situation where the Plan provides for the payment of interest on a Participant's payroll deductions, such interest shall be determined by averaging the balance in the Participant's account for the period of his or her participation and computing interest thereon at the rate of 5% per annum (simple interest). The Committee may change the rate of interest for a particular Phase, provided such change is made prior to the Commencement Date of the Phase.

                          Article XVI

            Changes in Capitalization, Merger, etc.

     A. Subject to any required action by the shareholders, the number of shares covered by each outstanding option, the price per share thereof in each such option, and the maximum number of shares available for purchase pursuant to options issued under the Plan shall be deemed proportionately adjusted for any increase or decrease in the number of issued shares of the Company resulting from a subdivision or consolidation of shares or the payment of a share dividend (but only on the shares) or any other increase or decrease in the number of such shares effected without receipt of consideration by the Company.

     B. If the Company shall be involved in any merger or consolidation, whether or not it is the surviving corporation, each outstanding option shall pertain to and apply to the securities to which a holder of the number of shares subject to the option would have been entitled. A dissolution or liquida tion of the Company shall cause each outstanding option to terminate, provided in such event that, immediately prior to such dissolution or liquidation, each Participant shall be repaid the payroll deductions credited to his or her account, plus interest.

     C. In the event of a change in the shares of the Company as presently constituted, which is limited to a change of all its authorized shares with no par value into the same number of shares with a stated par value, the shares resulting from any such change shall be deemed to be the shares within the meaning of this Plan.

                          Article XVII

                     Adjustments to Shares

     A. To the extent that the foregoing adjustments relate to shares or securities of the Company, such adjustments shall be made by the Committee, and its determination in that respect shall be final, binding and conclusive, provided that each option granted pursuant to this Plan shall not be adjusted in a manner that causes the option to fail to continue to qualify as an option issued pursuant to an "employee stock purchase plan" within the meaning of Section 423 of the Code.

     B. Except as hereinbefore expressly provided in Articles XVI and XVII, the optionee shall have no right by reason of any subdivision or consolidation of shares of any class or the payment of any stock dividend or any other increase or decrease in the number of shares of any class or by reason of any dissolution, liquidation, merger, or consolidation or spin-off of assets or stock of another corporation, and any issue by the Company of shares of any class, or securities convertible into shares of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares subject to the option.

     C. The grant of an option pursuant to this Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all or any part of its business or assets.

                         Article XVIII

                    Beneficiary Designation

     A Participant may file a written designation of a beneficiary who may elect to purchase shares or receive cash to the Participant's credit under the Plan in the event of such
Participant's death prior to delivery to him or her of such shares and cash. Such designation of beneficiary may be changed by the Participant at any time by written notice. Upon the death of a Participant and upon receipt by the Company of proof deemed adequate by it of the identity and existence at the Participant's death of a beneficiary validly designated by him or her under the Plan, the Company shall deliver such shares and cash to such beneficiary in accordance with Section A of Article IX. If, upon the death of a Participant, there is no surviving beneficiary duly designated as above provided, the Company shall deliver accumulated payroll deductions to the executor or administrator of the estate of the Participant or, if no such executor or administrator has been appointed (to the knowledge of the Company) within sixty (60) days following the Participant's death, the Company shall deliver such accumulated payroll deductions to the surviving spouse (or if no surviving spouse, to a surviving child or surviving children), if any, as though named as the designated beneficiary hereunder or, if there is no such surviving spouse or child, then to such relatives of the Participant as would be entitled to such cash under the laws of intestacy in the deceased Participant's domicile as though named as the designated beneficiary hereunder. The Company shall not be liable for any distribution made of shares or cash pursuant to any will or other testamentary disposition made by such Participant, or because of the provisions of law concerning intestacy, or otherwise. No designated beneficiary shall, prior to the death of the Participant by whom he or she has been designated, acquire any interest in the shares or cash credited to the Participant under the Plan.

                          Article XIX

            Registration and Qualification of Shares

     The offering of the shares hereunder shall be subject to the effecting by the Company of any registration or qualification of the shares under any federal or state law or the obtaining of the consent or approval of any governmental regulatory body which the Company shall determine, in its sole discretion, is necessary or desirable as a condition to or in connection with the offering or the issue or purchase of the shares covered thereby. The Company shall make every reasonable effort to effect such registration or qualification or to obtain such consent or approval.